Exhibit 4.4(d)

[REVERSE OF NOTE]

KEYCORP

SUBORDINATED MEDIUM-TERM NOTE, SERIES T

Section 1. General. This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under and pursuant to an indenture, dated as of June 10, 1994, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture was amended pursuant to a First Supplemental Indenture dated as of November 14, 2001, a Second Supplemental Indenture dated as of November 13, 2013 and a Third Supplemental Indenture dated as of June 16, 2023, copies of which are available from the Company or the Trustee. This Security is one of the series designated on the face hereof that is unlimited in aggregate principal amount.

Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in New York City at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three of such bid quotations are not available, payments will be made in the Specified Currency.

Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls, because it is no longer used by the government of the country issuing such currency, because it is no longer used for the settlement of transactions by public institutions of the international banking community, or as a result of other circumstances beyond the Company’s control, then, until such currency is again available or used, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in New York City for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent for such Specified Currency on the second Business Day prior to such payment or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default or Default under the Indenture.

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security.

All currency exchange costs will be borne by the Holder of this Security through deductions from payments otherwise due to such Holder.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination of such Security (except in the case of a Discount Security)) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date, provided that any such redemption will be subject to the prior approval of the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”), if then required. Such Initial Redemption Percentage, if more than 100%, shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price is 100% of such amount. The Company may exercise such option by causing the Trustee to, or cause the Paying Agent to, deliver a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 60 days prior to the relevant redemption date, unless a shorter notice shall be satisfactory to the Trustee. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Section 4. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity at the option of the Holder on each applicable Repayment Date shown on the face hereof at the Repayment Price shown on the face hereof, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to a Repayment Date this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed. Except as set forth in Section 308 of the Indenture, any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof). Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 5. Sinking Fund. This Security will not be subject to any sinking fund.

Section 6. Discount Securities. If this Security (such Security being referred to as an “Discount Security”) (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than its “stated redemption price at maturity” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder, or acceleration of maturity upon certain events of bankruptcy, insolvency or reorganization of the Company or receivership or conservatorship of a Major Bank (as defined in the Indenture), in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the portion of the difference between the Issue Price and the principal amount of the Discount Security that has been amortized at the stated yield of the Discount Security, computed in accordance with the rules set forth in the Code, and applicable Treasury regulations, at the date as of which the Amortized Face Amount is calculated.

Section 7. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a 66-2/3% in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than 66-2/3% in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of all the Securities of such series and any related coupons certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security, provided no action provided in this Section shall be taken without the Company’s consent where it would result in the Notes not being Tier 2 capital for Federal Reserve purposes.

Section 8. Subordination; Obligations of the Company Absolute. The indebtedness evidenced by the Securities of this series is, to the extent provided in the Indenture, subordinated and subject in right of the payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness, as defined in the Indenture, and this Security is issued subject to the provisions of the Indenture with respect thereto. The Indenture provides that in the event of insolvency, bankruptcy, receivership, reorganization, liquidation or similar proceedings of the Company (an “insolvency event”), all Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on, the Securities of this series. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities of this series, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of an insolvency event relating to the Company, there remains, after giving effect to the subordination provisions referred to in Section 1614 of the Indenture, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series (as defined in the Indenture, “Excess Proceeds”, and if at such time any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Senior Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Senior Obligations before any payment or distribution may be made in respect of the Securities of this series. This Security is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Senior Obligations. Each Holder of this Security, by accepting the same, agrees to be bound by the provisions of the Indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the Specified Currency herein prescribed.

Section 9. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

Section 10. Authorized Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

Section 11. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security is a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to herein as a “Global Security”) and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time determine not to have Securities represented by this Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security representing such Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 12. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 13. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Section 14. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust.)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENTS

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAX PAYER IDENTIFICATION NUMBER, SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or type name and address,

including zip code of assignee)

the within Security of KEYCORP and all rights thereunder and does hereby irrevocably constitute and appoint:

Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to, but excluding, the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 45 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency, which will be located initially at the office of the Paying Agent at Deutsche Bank Trust Company Americas, 1 Columbus Circle, New York, New York 10019, Attention: Corporate Trust & Agency Services.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $_______________.

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $_____________________.

Dated:_______________
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.